EXHIBIT 3.2



                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                         MEDICAL NUTRITION SYSTEMS, INC.
                         Pursuant to N.J.S.A. 14A:9-4(1)

         This is to certify that the undersigned, constituting the sole incorporator of Medical Nutrition Systems, Inc. ("Company") hereby amends the Company's Certificate of Incorporation, by unanimous consent of the incorporator before the organizational meeting of its directors, pursuant to N.J.S.A. 14A:9-4, as follows:

                  1. Article "FOURTH" is hereby deleted, in full, and the following substituted in its place and stead:

                  "FOURTH: The aggregate number of shares which the corporation shall have authority to issue in five million (5,000,000) shares without nominal or par value. All or part of said shares may be issued by the Company from time to time, and for such consideration, as may be determined upon and fixed by the Board of Directors, as provided by law. The Board of Directors, shall have the power to amend the Company's Certificate of Incorporation to effectuate the division of shares into classes and into series within any class or classes, the determination of the designation and number of shares of any class or series, the determination of the relative rights, preferences and limitations of the shares of any class or series, and any or all of such divisions and determinations.

                  2. Article "SIXTH" is hereby amended by deleting the material in parenthesis, shown below, and substituting the matter underlined below in its place and stead, viz.:

                  Name             Number of Shares               Address
                  ----             ----------------               -------
              Leon J. Sokol         (100) 1,012,500        39 Hudson Street
                                          ---------        Hackensack, NJ 07601

                  3. The following additional Article "SEVENTH" is hereby added to the Certificate of Incorporation:

                           "SEVENTH: The Board of Directors of the Company may
                  designate one or more committees, each committee to consist of one or more of the Directors of the Company. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member of any meeting of such committee. The By-Laws may provide that in the absence or disqualification of a member of the committee the member or members thereof present at any meeting thereof and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee to the extent provided in the resolution of the of the Board of Directors, or in the By-Laws of the Company, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholder the sale, lease or exchange of all or substantially all of the Company's property and assets, recommending to the Shareholders the dissolution of the Company or a revocation of the dissolution, or amending the By-Laws expressly so provide, no such committee shall have the power or authority to declare a dividend to authorize the issuance of stock."

                  4. This Certificate of Amendment of the Certificate of Incorporation shall be effective upon its filing with the Office of the Secretary of State, State of New Jersey.

                  IN WITNESS WHEREOF, the undersigned, being the sole incorporator of Medical Nutrition Systems, Inc. sign this Certificate this 6th day of February, 1982.



                                       /s/ LEON J. SOKOL
                                       -----------------------------------------
                                       Leon J. Sokol


                                        2